Exhibit 99.1
January 12, 2016

GenMark Announces Preliminary Q4 Financial Results and Initiation of ePlex™ Analytical Studies
- Preliminary Fourth Quarter Revenue Increased 35% Versus Prior Year to $13.2 Million
- XT-8 Installed Base Grew by 17 to 633
- Transfer to Manufacturing of ePlex Sample-to-Answer System Completed and Analytical Studies Commenced
CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (Nasdaq:GNMK), a leading provider of automated, multiplex molecular diagnostic testing systems, today reported preliminary fourth quarter 2015 results. The Company also announced that it has completed the transfer to manufacturing of its ePlex system and initiated analytical studies in support of European launch.

Preliminary fourth quarter 2015 revenue was $13.2 million, an increase of 35% over the prior year period. Accordingly, the Company expects full year 2015 revenue to be $39.4 million, an increase of 29% versus 2014. During the quarter, 17 additional XT-8 analyzers were placed in end-user laboratories, resulting in a total installed base of 633 analyzers within the U.S. market. “We drove a strong finish to the year in spite of a slower than expected start to the flu season,” said Hany Massarany, President and Chief Executive Officer of GenMark.

In addition, the Company commenced analytical studies of its ePlex Respiratory Pathogen Panel. “Following the positive results generated from initial internal and external studies and successful transfer to manufacturing, we initiated analytical studies in support of our upcoming European launch,” added Massarany. The Company still expects a first quarter 2016 launch of ePlex in Europe and 510(k) submission to the FDA in the second quarter of 2016.

The Company will present at the 2016 J.P. Morgan Healthcare Conference to be held at the Westin St. Francis Hotel in San Francisco, California on Wednesday, January 13, 2016. The presentation will be delivered by Hany Massarany, President and Chief Executive Officer, and is scheduled to begin at 3:00 p.m. Pacific Time. The presentation will be made available at http://ir.genmarkdx.com/. In addition, the Company will be hosting a conference call to discuss fourth quarter results in further detail and release 2016 guidance on Tuesday, February 23, 2016 starting at 4:30 p.m. Eastern Time. The conference call will be concurrently webcast. The link to the webcast will be available on the GenMark Diagnostics, Inc. website at www.genmarkdx.com under the investor relations section and will be archived for future reference. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number 21688003 approximately five minutes prior to the start time.

ABOUT GENMARK DIAGNOSTICS
GenMark Diagnostics (NASDAQ: GNMK) is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor XT-8™ system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. The eSensor detection technology is also incorporated into GenMark's sample-to-answer system, ePlex™. For more information, visit  www.genmarkdx.com.
SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding the timely commercialization of our ePlex system and our preliminary, unaudited 2015 financial performance, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, our ability to successfully commercialize our ePlex system and its related test menu in a timely manner, our preliminary 2015 financial results are unaudited results based on management’s current expectations and are subject to closing and year-end audit adjustments; constraints or inefficiencies caused by unanticipated acceleration and deceleration of customer demand, our ability to successfully expand sales of our product offerings outside the United States, and third-party payor reimbursement to our customers, as well as other risks and uncertainties described under the "Risk Factors" in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

GenMark Diagnostics, Inc.
Hany Massarany
President/Chief Executive Officer
760-448-4325

Source: GenMark Diagnostics, Inc.

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